Exhibit 10.1

Execution Copy

AMENDMENT TO

LETTER AGREEMENT

This Amendment (this “Amendment”), dated as of December 29, 2021, to that certain Letter Agreement, dated January 28, 2021 (the “Letter Agreement”), by and among Z-Work Acquisition Corp., a Delaware corporation (“Z-Work”), Z-Work Holdings LLC, a Delaware limited liability company (the “Sponsor”), and each of the undersigned individuals, each of whom is a director or member of Z-Work’s board and/or management team (each, an “Insider” and collectively, the “Insiders”).

RECITALS

WHEREAS, the Sponsor intends to enter into that certain Consultant Interests Term Sheet, dated on or around the date hereof (the “Term Sheet”), by and between the Sponsor and Foresight Consulting Group LLC (“Foresight”), pursuant to which Foresight will be issued interests in the Sponsor in exchange for certain consulting services provided and to be provided by Foresight (or one or more of its affiliates) to the Sponsor;

WHEREAS, in connection with the execution, delivery and performance of the transactions contemplated by the Term Sheet, the parties desire to amend the Letter Agreement as set forth in this Amendment; and

WHEREAS, Section 12 of the Letter Agreement provides that the Letter Agreement may not be amended except by a written instrument executed by all parties thereto;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Agreement

1. Amendment. Paragraph 7(c) of the Letter Agreement is hereby amended and restated in its entirety as follows:

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor or any affiliates of the Sponsor; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of an initial Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; (g) by virtue of the laws of the State of Delaware or the organizational documents of the Sponsor upon dissolution of the Sponsor; or (h) to Foresight pursuant to and in accordance with the Term Sheet; provided, however, that in the case of clauses (a) through (e), (g) or (h), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement and by the same agreements entered into by the Sponsor with respect to such securities (including provisions relating to voting, the Trust Account and liquidating distributions).

2. Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to the Letter Agreement, as amended by this Amendment and every provision hereof.

3. Effect of Amendment. Except as expressly provided herein, this Amendment shall not constitute an amendment, modification or waiver of any provision of the Letter Agreement or any rights or obligations of any party under or in respect of the Letter Agreement. Except as modified by this Amendment, the Letter Agreement shall continue in full force and effect. Upon the execution of this Amendment by the Parties, each reference in the Letter Agreement to “this Agreement” or the words “hereunder,” “hereof,” “herein” or words of similar effect referring to the Letter Agreement shall mean and be a reference to the Letter Agreement as amended by this Amendment, and a reference to the Letter Agreement in any other instrument or document shall be deemed a reference to the Letter Agreement as amended by this Amendment. This Amendment shall be subject to, shall form a part of, and shall be governed by, the terms and conditions set forth in the Letter Agreement, as amended by this Amendment. The Letter Agreement, as amended by this Amendment, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

4. General. Sections 12 through 18 of the Letter Agreement shall apply to this Amendment mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

Z-WORK ACQUISITION CORP.

By	/s/ Doug Atkin
Name:	Doug Atkin
Title:	Executive Co-Chairman

Z-WORK HOLDINGS LLC

By	/s/ Doug Atkin
Name:	Doug Atkin
Title:	Managing Member

[Signature Page to Amendment to Letter Agreement]

INSIDERS

/s/ Doug Atkin
Doug Atkin

/s/ Chris Terrill
Chris Terrill

/s/ Adam Roston
Adam Roston

/s/ Douglas Atkin
Douglas Atkin

/s/ Mandy Ginberg
Mandy Ginberg

/s/ David Niles
David Niles

[Signature Page to Amendment to Letter Agreement]

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